UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2021 (March 31, 2021)

CTI BIOPHARMA CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-28386	91-1533912
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3101 Western Avenue, Suite 800

Seattle, Washington 98121

(Address of principal executive offices)

Registrant’s telephone number, including area code: (206) 282-7100

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	CTIC	The Nasdaq Stock Market LLC

☐     Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

☐     If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01.	Entry into a Material Definitive Agreement

On March 31, 2021, CTI BioPharma Corp. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Stifel Nicolaus & Company, Incorporated and JMP Securities LLC (the “Representatives”), as representatives of the underwriters named therein (the “Underwriters”), relating to the offer and sale (the “Offering”) of 14,260,800 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a public offering price of $2.50 per share , and 600 shares of the Company’s Series X1 convertible preferred stock, par value $0.001 per share (the “Series X1 Preferred Stock”), at a public offering price of $25,000 per share. In addition, the Company granted the Underwriters a 30-day option to purchase up to an additional 2,139,120 shares of its Common Stock on the same terms and conditions (the “Option”). On April 5, 2021, the Underwriters exercised the Option in full.

The aggregate gross proceeds to the Company from the Offering and the Option are approximately $56.0 million, before deducting underwriting discounts and estimated offering expenses.

The securities described above were issued pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-251161) (the “Registration Statement”), filed with the Securities and Exchange Commission (the “SEC”) on December 7, 2020 and declared effective on December 15, 2020. On March 31, 2021, the Company filed a prospectus supplement with the SEC in connection with the Offering. The Offering and the Option closed on April 6, 2021.

In the Underwriting Agreement, the Company agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute payments that the Underwriters may be required to make because of such liabilities. The foregoing description of the Underwriting Agreement is not complete and is qualified in its entirety by references to its full text, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated by reference herein.

A copy of the opinion of Gibson, Dunn & Crutcher LLP relating to the validity of the securities issued in the Offering is filed herewith as Exhibit 5.1.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 5, 2021, the Company filed the Certificate of Designation of Preferences, Rights and Limitations of Series X1 Convertible Preferred Stock (the “Certificate of Designation”) with the Secretary of State of the State of Delaware, in connection with an Offering. The Certificate of Designation provides for the issuance of shares of the Company’s Series X1 Preferred Stock.

In the event of the Company’s liquidation, dissolution or winding up, holders of Series X1 Preferred Stock will participate pari passu with any distribution of proceeds to holders of the Company’s Common Stock. Holders of Series X1 Preferred Stock are entitled to receive dividends on shares of Series X1 Preferred Stock equal (on an as-converted to Common Stock basis, without regard to the Beneficial Ownership Limitation (as defined in the Certificate of Designation)) to and in the same form as dividends actually paid on shares of Common Stock, plus an additional amount equal to any dividends declared but unpaid on such shares, before any payments shall be made or any assets distributed to holders of any class of Junior Securities (as defined in the Certificate of Designation).

Shares of Series X1 Preferred Stock generally have no voting rights, except as otherwise expressly provided in the Certificate of Designation or as otherwise required by law. However, as long as any shares of Series X1 Preferred Stock are outstanding, the Company shall not, without the affirmative vote of the holders of a majority of the then outstanding shares of Series X1 Preferred Stock, (i) alter or change adversely the powers, preferences or rights given to the Series X1 Preferred Stock or alter or amend this Certificate of Designation, amend or repeal any provision of, or add any provision to, the Certificate of Incorporation or bylaws of the Company, or file any articles of amendment, certificate of designations, preferences, limitations and relative rights of any series of preferred stock, if such action would adversely alter or change the preferences, rights, privileges or powers of, or restrictions provided for the benefit of the Series X1 Preferred Stock, regardless of whether any of the foregoing actions shall be by means of amendment to the Certificate of Incorporation or by merger, consolidation or otherwise, (ii) issue further shares of Series X1 Preferred Stock or increase or decrease (other than by conversion) the number of authorized shares of Series X1 Preferred Stock, or (iii) enter into any agreement with respect to any of the foregoing.

Each share of Series X1 Preferred Stock is convertible into shares of Common Stock at any time at the option of the holder thereof, into the number of shares of Common Stock determined with reference to the Conversion Ratio (as defined in the Certificate of Designation), subject to certain limitations, including that a holder of Series X1 Preferred Stock is prohibited from converting shares of Series X1 Preferred Stock into shares of Common Stock if, as a result of such conversion, such holder, together with its affiliates, would own more than 9.99% of the total number of shares of Common Stock issued and outstanding immediately after giving effect to such conversion.

The foregoing description of the Series X1 Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the Certificate of Designation, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement by and among the Company and the Representatives, dated as of March 31, 2021

3.1	Certificate of Designation for Series X1 Convertible Preferred Stock

5.1	Opinion of Gibson, Dunn & Crutcher LLP

23.1	Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.1)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CTI BioPharma Corp.

Date: April 6, 2021	By:	/s/ David H. Kirske
Name: David H. Kirske
Title: Chief Financial Officer